UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 4, 2015

Aurios Inc.

(Exact name of registrant as specified in its charter)

000-53643

(Commission File Number)

Arizona	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

15941 N. 77th Street, Suite #4

Scottsdale, AZ 85260

(Address of principal executive offices)

602-321-1313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant.

Previous independent registered public accounting firm

On February 4, 2015, Aurios, Inc. (the “Registrant” or the “Company”) notified Semple, Marchal and Cooper, LLP, Certified Public Accountants (“SMC”) that it was dismissed as the Registrant’s independent registered public accounting firm. The decision to dismiss SMC as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors. Except as noted in the paragraph immediately below, the reports of SMC on the Company’s financial statements for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of SMC on the Company’s financial statements as of and for the years ended December 31, 2013 and 2012 contained explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has incurred significant losses and experienced negative cash flow since its inception and has a working capital deficit.

During the years ended December 31, 2013 and 2012 and the subsequent interim period January 1, 2014 through February 4, 2015, the Company has not had any disagreements with SMC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to SMC’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

As previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, management concluded that as of December 31, 2012, the Company’s internal control over financial reporting was not effective and that the Company had material weaknesses (1) in the Company’s internal controls due to a lack of sufficient personnel with requisite accounting and financial reporting competencies, and (2) in the Company’s internal controls due to an insufficient level of oversight in the financial statement reporting requirements for public companies. Further, as previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, management concluded that as of December 31, 2013, the Company’s internal control over financial reporting was still not effective despite the belief that the Company does not believe that this material weakness resulted in deficient financial reporting because the Company and management have worked through the audit process to review its financial transactions to assure compliance with professional standards. The Company has taken steps to remediate these material weaknesses through the hiring of a Chief Financial Officer and an outside consultant with the necessary competencies. During the years ended December 31, 2013 and 2012 and the subsequent interim period January 1, 2014 through February 4, 2015, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K except that SMC advised the Company that, because of the effect of the material weaknesses described above, the Company may have ineffective internal control over financial reporting as of December 31, 2012 and December 31, 2013. The Company’s former officer and director, Mr. Paul Attaway, discussed these material weaknesses in the Company’s internal control over financial reporting with SMC. The Company’s management has authorized SMC to respond fully to the inquiries of the successor accountant of the Company concerning these reportable events.

The Company provided SMC with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from SMC is attached hereto as Exhibit 16.1

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New independent registered public accounting firm

On February 3, 2015 (the “Engagement Date”), the Company engaged PLS CPA’s, A PROFESSIONAL CORP. (“PLS”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2014. The decision to engage PLS as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with PLS regarding either:

(1) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that PLS concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(2) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit

16.1	Letter from Semple, Marchal and Cooper, LLP (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURIOS INC.

Dated: February 9, 2015	By:	/s/ Andrew M. Ling
	Name:	Andrew M. Ling
	Title:	President and Chief Executive Officer

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